Exhibit A-4
CAPITAL STRUCTURE OF NATIONAL GRID USA COMPANIES
 AT MARCH 31, 2001
`	NATIONAL GRID USA
`	CONSOLIDATED
`	($mm)	(%)
Short-term Debt(1)	34.8	0.7
Long-term Debt	1,048.6	19.8
Preferred Stock	28.3	0.5
Minority Interest	30.5	0.6
Common Stock Equity	4,145.3	78.4
		-------	-----
Total	5,287.5	100.0
		-------	-----

				RETAIL COMPANIES
			THE	GRANITE		NEW
		MASSACHUSETTS	NARRAGANSETT	STATE	NANTUCKET	ENGLAND
		ELECTRIC	ELECTRIC	ELECTRIC	ELECTRIC	POWER
		COMPANY      	COMPANY     	COMPANY 	COMPANY  	COMPANY
		($mm)   (%)	($mm)   (%)	($mm)   (%)	($mm)   (%)	($mm)   (%)

Short-term Debt(1)	211.6	9.6	91.7	8.2	1.2	1.9	3.3	6.5	-	-
Long-term Debt	372.7	17.0	133.7	12.0	15.0	23.4	24.6	48.8	410.3	32.2
Preferred Stock	19.7	0.9	7.2	0.7	-	-	-	-	1.4	0.1
Minority Interest	-	-	-	-	-	-	-	-	-	-
Common Stock Equity	1,589.8	72.5	878.9	79.1	47.8	74.7	22.5	44.7	864.4	67.7
		-------	----	-------	----	----	----	----	----	------	----
Total	2,193.8	100.0	1,111.5	100.0	64.0	100.0	50.4	100.0	1,276.1	100.0
		-------	----	-------	----	----	----	----	----	------	----

			TRANSMISSION COMPANIES

		NEW ENGLAND
		HYDRO	NEW ENGLAND	NEW ENGLAND	NEW ENGLAND
	TRANSMISSION	HYDRO	HYDRO	ELECTRIC
		ELECTRIC	TRANSMISSION	FINANCE	TRANSMISSION
		CO.,INC.	CORPORATION	COMPANY	CORPORATION
		($mm)   (%)	($mm)   (%)	($mm)   (%)	($mm)   (%)

Short-term Debt(1)	6.5	6.3	4.6	7.3	10.5	10.6	6.4	56.1
Long-term Debt	55.4	53.7	33.1	53.0	88.5	89.4	3.8	33.3
Preferred Stock	-	-	-	-	-	-	-	-
Minority Interest	-	-	-	-	-	-	-	-
Common Stock Equity	41.4	40.0	24.9	39.7	-	-	1.2	10.6
		-------	----	-------	----	----	----	----	----
Total	103.3	100.0	62.6	100.0	99.0	100.0	11.4	100.0
		-------	----	-------	----	----	----	----	----

(1)Short-term debt includes the portion of long-term debt due within a year.

CAPITAL STRUCTURE OF NATIONAL GRID USA COMPANIES
 AT MARCH 31, 2001

			SERVICE COMPANIES
			NATIONAL
		NATIONAL	GRID		NATIONAL
		GRID USA	TRANSMISSION		GRID
		SERVICE	SERVICE		USA
		CO.,INC.	CORPORATION		(Parent)______
		($mm)   (%)	($mm)   (%)		($mm)     (%)
Short-term Debt(1)	-	-	-	-			-	-
Long-term Debt	-	-	0.3	150.0			-	-
Preferred Stock	-	-	-	-			-	-
Minority Interest	-	-	-	-			-	-
Common Stock Equity	8.7	100.0	(0.1)	(50.0)			4,149.8	100.0
		-------	----	-------	----			-------	----
Total	8.7	100.0	0.2	100.0			4,149.8	100.0
		-------	----	-------	----			-------	----

			UNREGULATED COMPANIES

		NEW			GRANITE
		ENGLAND	NEES	EUA	STATE
		ENERGY(2)	ENERGY	ENERGY	ENERGY(2)	METROWEST
		INC.     	INC.  	INVESTMENT	INC.     	REALTY, LLC
		($mm)   (%)	($mm)   (%)	($mm)   (%)	($mm)   (%)	($mm)   (%)
Short-term Debt(1)	-	-	-	-	-	-	-	-	-	-
Long-term Debt	23.6	(1242.1)	18.8	154.1	-	-	0.4	  400.0	7.3	70.9
Preferred Stock	-	-	-	-	-	-	-	-	-	-
Minority Interest	-	-	-	-	-	-	-	-	-	-
Common Stock Equity	(25.5)	1342.1	(6.6)	(54.1)	15.9	100.0	(0.3)	(300.0)	3.0	29.1
		-------	-----	-------	----	----	----	----	----	----	----
Total	(1.9)	100.0	12.2	100.0	15.9	100.0	0.1  100.0	10.3	100.0
		-------	-----	-------	----	----	----	----	----	----	----

	WAYFINDER	NEES
		GROUP	COMMUNICATIONS
		INC.     	INC.
		($mm)   (%)	($mm)   (%)
Short-term Debt(1)	-	-	-	-
Long-term Debt	12.0	179.1	82.2	40.4
Preferred Stock	-	-	-	-
Minority Interest	-	-	-	-
Common Stock Equity	(5.3)	(79.1)	121.1	59.6
		-------	----	-------	----
Total	6.7	100.0	203.3	100.0
		-------	----	-------	----

(1)Short-term debt includes the portion of long-term debt due within a year.
(2)Inactive